UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 2, 2009

Global Aircraft Solutions, Inc. (Exact name of registrant as specified in its charter)

Nevada	000-28575	84-1108499
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 23009 Tucson, AZ 85734 (Address of principal executive offices) (Zip Code)

(520) 294-3481 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[      ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[      ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.03(a) .      Bankruptcy or Receivership.

On January 30, 2009, Global Aircraft Solutions, Inc. (“Company”) filed a voluntary petition in the United States Bankruptcy Court for the District of Arizona (Tucson) pursuant to Chapter 11 of Title 11, United States Code, case number 4:09-bk-01655. Each of the Company’s subsidiaries, Hamilton Aerospace Technologies, Inc. (4:09-01659), World Jet Corporation (4:09-01660), and Hamilton Aerospace Mexico S.A. de C.V. (4:09-01661), also filed voluntary Chapter 11 bankruptcy petitions in the same court. The cases are jointly administered and are assigned to the Honorable James M. Marlar. Subsequently, on March 12, 2009, the Court appointed Mr. Frank T. Hundley as trustee for the Company and its subsidiaries. Mr. Hundley is a business consultant in Tucson, Arizona with River Road Partners, LLC and Hundley & Company, LLC. Previously Mr. Hundley served as Chief Financial Officer of CyraCom International, Inc. and as a business consultant in Houston, Texas.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2009, the Board of Directors accepted the resignation of John B. Sawyer, President, Director and member of the Executive Committee of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Aircraft Solutions, Inc.: (Registrant)

Date: April 22, 2009	By: /s/ Gordon Hamilton Name: Gordon Hamilton Title: Chief Executive Officer